Exhibit 10.7

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

30 October 2017

Attn: Dr. Clark Cheng

Dear Dr. Cheng,

Second Addendum to Appointment Letter (the “2nd Addendum”)

This letter supplements and serves to be an addendum to the Appointment Letter dated 31 August 2017 executed between yourself and APTUS Management Limited, and the Addendum to Appointment Letter dated 25 September 2017, executed between yourself and Aptorum Group Limited, both appended in Appendix A; and in relation to your Appointments as the Chief Medical Officer (“CMO”) of Aptorum Group Limited (“AGL”), and as an Executive Director of both AGL and Aptorum Medical Limited (“AML”) (whereby together is known as the “Companies”). Collectively, the Addendum, and this 2nd Addendum should be read together with, and forms part of, the Appointment Letter.

This 2nd Addendum is to be effected on the date when first fully executed by both yourself on behalf of the Consultant, and the Company.

Words and expressions defined in the Appointment Letter or the Addendum shall (both herein appended in Appendix A) have the same meanings in this 2nd Addendum. All other provisions contained in the Appointment Letter or the Addendum, unless inconsistent with the provisions set forth in this 2nd Addendum shall continue to apply.

This 2nd Addendum serves to describe the following amendments and/or additions to the Appointment Letter and/or the Addendum:

i.	Change in the appointed counter-party:

All references to Clark Cheng, “You”, or “Your” as a natural individual (HKID No. Z243983(3)) (the “Individual”), unless otherwise described, shall be removed and replaced with, or refer to “Cheng, Clark”, a unlimited company duly incorporated in Hong Kong with a registered business address at Flat D, 5/F Block 6, Hillview Court, Ka Shue Road, Clear Water Bay, Sai King, New Territories, Hong Kong and with the Certificate No. 56061911 (the “Consultant”).

ii.	Clause iii of the Addendum and Clause 2 of the Appointment Letter both titled “Position and Responsibilities”:

Both clauses shall be renamed to “Scope of Service”.

All references to “You” or the Individual under the said clauses shall refer the Clark Cheng, as the Individual and sole director of the Consultant being appointed to render services provided under the Appointment.

iii.	Clause iv of the Addendum titled ‘Expanded “Duties and Responsibilities”’:

All contents of this clause shall be consolidated under the clause titled “Scope of Service” as described above.

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

All references to “You” or the Individual under the said clauses shall refer the Clark Cheng, as the Individual and sole director of the Consultant being appointed to render services provided under the Appointment.

iv.	Clause v of the Addendum and Clause 4 of the Appointment Letter both titled “Salary and Cash Bonus”

Both clauses shall be renamed “Service Fees and Compensation”.

All references to “Salary” shall be removed in entirety and replaced with “Service Fees”; All references to “Bonus” shall be in the context of monetary compensation (if any), to be paid to the Consultant.

v.	Clause vi of the Addendum and Clause 5 of the Appointment Letter both titled “Stock Bonus”; and Clause vii of the Addendum and Clause 6 of the Appointment Letter both titled “Stock Option”:

All entitlements in the above said clauses refer to compensation and potential ownership to be rewarded to the Consultant and not the Individual, subject to the same terms, conditions, and restrictions as stipulated in the respective and original clauses of The Appointment Letter.

vi.	Clause 7 of the Appointment Letter: “Mandatory Provident Fund”

This clause shall be removed in its entirety. For avoidance of doubt, neither the Consultant nor the Individual will be required to make periodic contributions, nor shall the Consultant or the Company be subjected to statutory requirements of the Mandatory Provident Fund Schemes Ordinance, nor shall the Company be obligated to make contributions to the beneficiary of the Consultant.

Please signify your acceptance of the above amendments described in this 2nd Addendum by signing and returning to us the enclosed duplicate copy of this letter.

Yours faithfully,

For and on behalf of	Agreed and accepted for on behalf of:

APTORUM GROUP LIMITED	CHENG, CLARK

Name: HUEN Chung Yuen Ian	Name: Clark CHENG
Position: Director	HKID No.: Z243983(3)
Position: Sole Director

Date	Date

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

APPENDIX A

[Appointment Letter dated 31 August 2017 executed between Clark CHENG and APTUS Management Limited]

[The Addendum dated 25 September 2017 executed between Clark CHENG and Aptorum Group Limited]

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